UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant	☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

SPAR Group, Inc.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 28, 2009

To The Stockholders of SPAR Group, Inc.

The 2009 Annual Meeting of Stockholders (the “2009 Annual Meeting”) of SPAR Group, Inc. (“SGRP” or the “Corporation”, and together with its subsidiaries, the “SPAR Group” or the “Company”), will be held at 10:00 a.m., Eastern Standard Time, on May 28, 2009, at the Marriott Newark Airport Hotel located at Newark Liberty International Airport, Newark, New Jersey 07114, for the following purposes:

1.	To elect seven Directors of SGRP to serve during the ensuing year and until their successors are elected and qualified.

2.	To ratify the appointment of Rehmann Robson, P.C. as the principal independent registered public accounting firm for the Corporation and its subsidiaries for the year ending December 31, 2009.

3.	Approval of the adoption of the Repricing Amendment to the existing 2008 Stock Compensation Plan.

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only the stockholders of record at the close of business on April 6, 2009, will be entitled to notice of and to vote at the 2009 Annual Meeting or any adjournment or postponement thereof.

A copy of SGRP’s Annual Report to Stockholders for the year ended December 31, 2008 (the “2008 Annual Report”), is being mailed with this Notice but is not to be considered part of the attached Proxy Statement or other proxy soliciting material.

By Order of the Board of Directors

James R. Segreto Secretary, Treasurer and Chief Financial Officer

April 30, 2009

Tarrytown, New York

YOU ARE URGED TO VOTE UPON THE MATTERS PRESENTED AND TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. IT IS IMPORTANT FOR YOU TO BE REPRESENTED AT THE MEETING. PROXIES ARE REVOCABLE AT ANY TIME AND THE EXECUTION OF YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ARE PRESENT AT THE MEETING. REQUESTS FOR ADDITIONAL COPIES OF PROXY MATERIALS SHOULD BE ADDRESSED TO MR. JAMES R. SEGRETO, SECRETARY, TREASURER AND CHIEF FINANCIAL OFFICER, AT THE OFFICES OF THE CORPORATION: SPAR GROUP, INC., 560 WHITE PLAINS ROAD, SUITE 210, TARRYTOWN, NEW YORK 10591.

SPAR GROUP, INC

560 White Plains Road, Suite 210

Tarrytown, New York 10591

_________________

PROXY STATEMENT

2009 Annual Meeting of Stockholders

To Be Held May 28, 2009

_________________

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of SPAR Group, Inc., a Delaware corporation (“SGRP” or the “Corporation”, and together with its subsidiaries, the “SPAR Group” or the “Company”), for use at the 2009 Annual Meeting of Stockholders (the “2009 Annual Meeting”) to be held on Thursday, May 28, 2009, at 10:00 a.m., Eastern Standard Time, at the Marriott Newark Airport Hotel located at Newark Liberty International Airport, Newark, New Jersey 07114, and any adjournment or postponement thereof. This Proxy Statement and the form of proxy to be utilized at the 2008 Annual Meeting were mailed or delivered to the stockholders of SGRP on or about April 30, 2009.

MATTERS TO BE CONSIDERED

The 2009 Annual Meeting has been called to (1) elect seven Directors of SGRP to serve during the ensuing year and until their successors are elected and qualified, (2) ratify the appointment by SGRP’s Audit Committee of Rehmann Robson, P.C. as the principal independent auditors of SGRP and its direct and indirect subsidiaries for the year ending December 31, 2009, (3) approve the adoption of the Repricing Amendment to the existing 2008 Stock Compensation Plan, and (4) transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

RECORD DATE AND VOTING

The Board has fixed the close of business on April 6, 2009, as the record date (the “Record Date”) for the determination of stockholders entitled to vote at the 2009 Annual Meeting and any adjournment or postponement thereof. As of the Record Date, there were 19,139,365 shares outstanding of SGRP’s common stock, $0.01 par value (the “Common Stock”) and 554,402 shares outstanding of SGRP’s series “A” preferred stock, $0.01 par value (the “Preferred Stock”).

QUORUM AND VOTING REQUIREMENTS

The holders of record of a majority of the outstanding shares of Common Stock and Preferred Stock entitled to vote at the 2009 Annual Meeting will constitute a quorum for the transaction of business at the 2009 Annual Meeting. As to all matters scheduled to come before this meeting, each stockholder is entitled to one vote for each share of Common Stock or Preferred Stock held and the holders of the Common Stock and Preferred Stock vote together. Under Delaware law, shares not voted by brokers (called “broker non-votes”) are considered not entitled to vote. However, abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.

A plurality of votes cast (which means the most votes, even though less than a majority) at the 2009 Annual Meeting in person or by proxy is required for the election of each nominee to serve as a director. In a field of more than seven nominees, the seven nominees receiving the most votes would be elected as directors. The affirmative vote of a majority of votes cast at the 2009 Annual Meeting in person or by proxy is required to ratify the selection of Rehmann Robson, P.C. as SGRP’s principal independent auditors for the year ending December 31, 2009 Votes withheld, in the case of the election of directors, and abstentions and any broker non-votes with respect to the ratification of independent auditors, are not considered votes cast with respect to that matter and, consequently, will have no effect on the vote on that matter, but, as noted above, are counted in determining a quorum. Brokers who are members of the New York Stock Exchange have discretion to vote the shares of their clients that the broker holds of record (in “street name”) for its customers with respect to non-contested elections of directors and certain other matters. Stockholders are not entitled to cumulate votes. Votes against a candidate and votes withheld have no legal effect.

All proxies that are properly completed, signed and returned prior to the 2009 Annual Meeting will be voted in accordance with the specifications made thereon or, in the absence of specification: (a) for the election of all nominees named herein to serve as directors, and (b) in favor of the proposal to ratify the appointment of Rehmann Robson, P.C. as the Company’s principal independent auditors. Management does not intend to bring before the 2009 Annual Meeting any matters other than those specifically described above and knows of no other matters to come before the 2009 Annual Meeting. If any other matters or motions come before the 2009 Annual Meeting, it is the intention of the persons named in the accompanying form of Proxy to vote Proxies in accordance with their judgment on those matters or motions, including any matter dealing with the conduct of the 2009 Annual Meeting. Proxies may be revoked at any time prior to their exercise (1) by written notification to the Secretary of SGRP at SGRP’s principal executive offices located at 560 White Plains Road, Suite 210, Tarrytown, New York 10591, (2) by delivering a duly executed proxy bearing a later date, or (3) by the stockholder attending the 2009 Annual Meeting and voting his or her shares in person.

PROPOSAL 1 — ELECTION OF DIRECTORS

Seven Directors are to be elected at the 2009 Annual Meeting to serve on SGRP’s Board of Directors (the “Board”) until the next annual meeting of Stockholders and until their respective successors have been elected and qualified.

The nominees for election are Mr. Robert G. Brown, Mr. William H. Bartels, Mr. Gary S. Raymond, Mr. Jack W. Partridge, Mr. Jerry B. Gilbert, Mr. Lorrence T. Kellar, and Mr. C. Manly Molpus, all of whom are currently Directors of SGRP. The age, principal occupation and certain other information respecting each nominee are stated on pages 6 and 7 below. The nominees were approved and recommended by the Governance Committee (See - pages 14 and 15 below) and nominated by the Board at a meeting on March 12, 2009.

In the absence of instructions to the contrary, proxies covering shares of Common Stock and Preferred Stock will be voted in favor of the election of each of those nominees.

Each nominee has consented to being named in this Proxy Statement as a nominee for Director and has agreed to serve as a Director of SGRP if elected. In the event that any nominee for election as Director should become unavailable to serve, it is intended that votes will be cast, pursuant to the enclosed proxy, for such substitute nominee as may be nominated by SGRP. Management has no present knowledge that any of the persons named will be unavailable to serve.

No arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a Director or nominee. None of the nominees has any family relationship to any other nominee or to any executive officer of the Company. However, Messrs. Raymond, Brown and Bartels are executive officers and Messrs. Brown and Bartels are significant stockholders of SGRP.

The number of Directors on the Board is currently fixed at seven (See “Board Size”, page 12).

THE BOARD OF DIRECTORS AND THE GOVERNANCE COMMITTEE EACH UNANIMOUSLY

RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES IDENTIFIED ABOVE.

PROPOSAL 2 — RATIFICATION OF THE APPOINTMENT OF REHMANN ROBSON, P.C.

AS THE COMPANY’S PRINCIPAL INDEPENDENT ACCOUNTANTS

The Audit Committee of the Board has appointed Rehmann Robson, P.C. (“Rehmann”) as the principal independent public accounting firm to audit the consolidated financial statements and internal controls of the Company for its year ending December 31, 2009, subject to the Audit Committee’s review of the final terms of Rehmann’s engagement and plans for their audit. A resolution will be submitted to stockholders at the 2009 Annual Meeting for the ratification of such appointment. Since May of 2003, all audit and permitted non-audit services to be performed by the Company’s principal independent auditor have required approval by SGRP’s Audit Committee. Shareholder ratification of the appointment of Rehmann or anyone else for non-audit services is not required and will not be sought.

Rehmann has served as the Company’s principal independent accountants since 2004.

Audit Fees

During the Company’s fiscal year ended December 31, 2008 and 2007, fees for all audit services rendered to the Company (i.e. SGRP and its subsidiaries) by Rehmann were $157,950 and $158,325, respectively. Audit services principally include fees for the Company’s year end and 401K audits and 10-Q filing reviews. As required by law, the choice of the Company’s principal auditor and the audit services to be performed by it have been approved in advance by SGRP’s Audit Committee.

Audit-Related Fees, Tax Fees, and All Other Fees

During the Company’s fiscal year ended December 31, 2008 and 2007, the Company did not engage Rehmann to provide advice regarding financial information systems design or implementation. In 2008 and 2007 the Company did engage Rehmann to prepare the 2007 and 2006 tax returns and for those services paid Rehmann $64,260 and $78,360, respectively. Rehmann was also engaged to review preliminary 404 documentation and other qualified services for which Rehmann was paid $59,180 and $69,419 in 2008 and 2007, respectively. No other non-audit services were performed by Rehmann in 2008 or 2007.

Since 2003, as required by law, each non-audit service performed by the Company’s auditor either (i) was approved in advance on a case-by-case basis by SGRP’s Audit Committee, or (ii) fit within a pre-approved “basket” of audit-related, tax and other non-audit services of limited amount, scope and duration established in advance by SGRP’s Audit Committee. In connection with the standards for independence of the Company’s independent registered public accounting firm promulgated by the Securities and Exchange Commission, the Audit Committee considers (among other things) whether the provision of such services would be compatible with maintaining the independence of Rehmann.

Anticipated Attendance by Rehmann Robson, P.C. at the 2009 Annual Meeting

Rehmann has indicated to the Company that it intends to have a representative available during the 2009 Annual Meeting who will respond to appropriate questions. This representative will have the opportunity to make a statement during the meeting if he or she so desires.

Required Vote

A resolution will be submitted to stockholders at the 2009 Annual Meeting for the ratification of the Audit Committee’s appointment of Rehmann as the Company’s principal independent auditors to audit the Company’s financial statements for the year ending December 31, 2009. The affirmative vote of a majority of the votes cast at the 2009 Annual Meeting in person or by proxy will be required to adopt this resolution. Proxies solicited by the Board will be voted in favor of ratification unless stockholders specify otherwise. Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.

If the resolution selecting Rehmann as the Company’s principal independent registered public accounting firm is adopted by the stockholders, the Audit Committee and Board nevertheless retain the discretion to select different auditors should they subsequently deem it in the Company’s best interests. Any such future selection need not be submitted to a vote of stockholders.

If the stockholders do not ratify the appointment of Rehmann, or if Rehmann should decline to act or otherwise become incapable of acting, or if Rehmann’s employment is discontinued, SGRP’s Audit Committee will appoint an independent registered public accounting firm for the year ending December 31, 2009 (which may nevertheless be Rehmann should the Audit Committee subsequently deem Rehmann’s appointment in the Company’s best interests).

THE BOARD OF DIRECTORS AND AUDIT COMMITTEE EACH BELIEVE THAT THE APPOINTMENT OF REHMANN ROBSON, P.C. AS THE COMPANY’S PRINCIPAL INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2009, IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS, AND EACH UNANIMOUSLY RECOMMEND A VOTE “FOR” APPROVAL THEREOF. PROXIES WILL BE VOTED FOR THIS PROPOSAL UNLESS OTHERWISE SPECIFICALLY INDICATED.

PROPOSAL 3 – APPROVAL OF THE ADOPTION OF THE REPRICING AMENDMENT TO THE 2008 STOCK COMPENSATION PLAN

At the 2009 Annual Meeting, the Corporation’s stockholders will be asked to approve the adoption of the proposed amendment described below (the “Repricing Amendment”) to the Corporation’s existing 2008 Stock Compensation Plan (the “2008 Plan”), which amendment would authorize the Compensation Committee from time to time in its discretion to select and adjust the exercise price and other terms of outstanding options and future options and other Awards. No further consent of stockholders would be required for any repricing or other modification of any Award under the Repricing Amendment once approved by the Corporation’s stockholders. See “The Repricing Amendment”, below, for a description and the full text of the Repricing Amendment.

The Corporation’s Board of Directors (the “Board”) and its Compensation Committee on April 20, 2009, each authorized and approved the Repricing Amendment for submission to the Corporation’s stockholders for approval. If approved by the Corporation’s stockholders, the Repricing Amendment will become effective as of May 29, 2008 (the “Repricing Amendment Effective Date”), and will apply to all outstanding options and other Awards as more fully described in the Repricing Amendment, including those previously issued under the 2008 Plan, the Corporation’s 2000 Stock Option Plan, as amended (the “2000 Plan”), and the Corporation’s Amended and Restated 1995 Stock Option Plan, as amended (the “1995 Plan”). The approval of the Repricing Amendment by the Corporation’s stockholders will require the affirmative vote of a majority of the voting power of all outstanding shares of the Common Stock and Preferred Stock, present or represented and entitled to vote at the 2009 Annual Meeting.

The Repricing Amendment is briefly summarized below, but these descriptions are subject to and qualified in their entirety by the full text of the Repricing Amendment, also reproduced below.

Existing 2008 Stock Compensation Plan

On May 29, 2008, SGRP’s stockholders approved and adopted the 2008 Plan as the successor to the 2000 Plan, the 1995 Plan and the Director’s Plan with respect to all new options issued. The 2008 Plan provides for the granting of either incentive or nonqualified stock options, restricted stock, restricted stock units, stock appreciation rights and other stock based awards (“Awards”) to specified employees, consultants, and directors of the Company, although to date SGRP has not issued any permissible form of Award other than stock options. Pursuant to the 2008 Plan, no more than 5,600,000 shares of SGRP’s common stock in the aggregate (“Maximum Covered Shares”) may be covered by options or other Awards issued from time to time under the 2008 Plan on or after May 29, 2008 (“New Awards”), or issued at any time under the 2000 Plan or 1995 Plan and still outstanding on May 29, 2008 (“Continuing Awards”). Shares covered by New Awards or Continuing Awards that expire, lapse, terminate, are forfeited, become void or otherwise cease to exist (other than as a result of exercise) are added back to the Maximum Covered Shares and become available for new grants, while those shares covered by exercised New Awards or Continuing Awards are not added back and accordingly effectively reduce the Maximum Covered Shares under the 2008 Plan (See “Stock Options and Purchase Plans” on pages 17 and 18, below).

At December 31, 2008, 334,100 shares of SGRP common stock were covered by New Awards then outstanding, 1,911,349 shares of SGRP common stock were covered by Continuing Awards then outstanding, and 3,354,551 shares of SGRP common stock remain available under the 2008 Plan for granting options and other stock-based Awards.

The Repricing Amendment

The Compensation Committee has determined that adverse changes in the market price of the Corporation’s common stock and their effect on outstanding present and future Awards (including the New Awards and Continuing Awards) from time to time could materially interfere with the Corporation’s efforts to attract and retain talented directors, executives, employees and consultants and to encourage an increasing alignment of their interests with those of the Corporation’s stockholders and their stake in the long-term performance and success of the Company (See “Stock Options and Purchase Plans” on pages 17 and 18, below). When the market price for SGRP’s common stock is significantly below the applicable exercise price of an option (often referred to as “under water” or “out of the money”), for example, the Compensation Committee believes that the option holder is not likely to exercise that option and will not have the desired incentive that the option was intended to provide. The Repricing Amendment is designed to give to the Compensation Committee the full authority and complete flexibility from time to time to designate and modify (in its discretion) one or more of the outstanding Awards (including their exercise and base prices and other components and terms) to (among other things) restore their intended values and incentives to their holders. However, the exercise price, Base Value or similar component (if equal to SGRP’s full stock price at issuance) of any Award cannot be lowered to an amount that is less than the Fair Market Value (as defined in the 2008 Plan) on the date of the applicable modification, and no modification can adversely affect an awardee’s rights or obligations under an Award without the awardee’s consent.

Adoption of the Repricing Amendment would likely result in additional compensation expense reported in the Company’s financial statements.

The following is the full text of the Repricing Amendment, which will be added as a new subsection (a) in Section 12 of the 2008 Plan:

Subject to the terms and conditions and within the limitations of the Plan, the Compensation Committee at any time and from time to time in its discretion: (i) may select (by price, expiration or other relevant term or otherwise) one or more outstanding Awards granted under the Plan, the 2000 Plan, the 1995 Plan or any other equity compensation plan of the Corporation; (ii) may modify, extend or renew those Awards and their Corresponding Contracts; (iii) may authorize and direct the Corporation to accept the surrender of outstanding Awards and grant new or replacement Awards pursuant to the Plan in substitution therefor; and (iv) may provide that such modified, extended, renewed or substituted Awards have one or more of the following (in any combination) (A) a lower exercise price, Base Value or similar component than the surrendered Award or Awards, (B) a higher number of covered Award Shares than the surrendered Award or Awards, (C) a longer term than the surrendered Award or Awards, (D) more rapid vesting and exercise ability than the surrendered Award or Awards, (E) a different market or intrinsic value than the surrendered Award or Awards, and (F) other modifications and additional provisions that are authorized by the Plan and more favorable to the awardee than the surrendered Award or Awards. Notwithstanding the foregoing, however: (1) if the exercise price, Base Value or similar component of the original Award was originally set at the then full Fair Market Value or a specified fraction or multiple thereof, such exercise price, Base Value or similar component shall not be lowered in any such modification, extension, renewal or substitution to an amount that is less than the full Fair Market Value or such specified fraction or multiple thereof, as applicable, on the date of such modification, extension, renewal or substitution; and (2) no modification of an Award granted under this Plan or any such other plan shall adversely affect the rights or obligations of an awardee under such Award without such awardee’s consent.

Vote Required

Approval of the Repricing Amendment requires the affirmative vote of a majority of the voting power of all outstanding shares of the Corporation’s Common Stock and Preferred Stock (voting together) present or represented and entitled to vote at the 2009 Annual Meeting. The Board and the Compensation Committee each has unanimously determined that the Repricing Amendment is advisable and in the best interests of the Corporation and the stockholders of the Corporation.

THE BOARD AND COMPENSATION COMMITTEE EACH BELIEVES THAT THE REPRICING AMENDMENT IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL THEREOF. PROXIES WILL BE VOTED FOR THIS PROPOSAL UNLESS OTHERWISE SPECIFICALLY INDICATED.

THE BOARD OF DIRECTORS OF THE CORPORATION

The Board of Directors (the “Board”) is responsible for the management and direction of SGRP and establishing its corporate policies. The current members of the Board are set forth below, and each director is a nominee for election at the 2009 Annual Meeting:

Name	Age	Position with SPAR Group, Inc.
Gary S. Raymond	50	Chief Executive Officer and President
Robert G. Brown	66	Chairman and Director
William H. Bartels	65	Vice Chairman and Director
Jack W. Partridge (1)	63	Director and Chairman of the Compensation Committee
Jerry B. Gilbert (1)	75	Director
Lorrence T. Kellar (1)	72	Director and Chairman of the Audit Committee
C. Manly Molpus (1)	67	Director and Chairman of the Governance Committee

(1) Member of the Governance, Compensation and Audit Committees

Gary S. Raymond serves as the Chief Executive Officer, President and a Director of SGRP and has held such positions since July 9, 2007. Mr. Raymond served in senior management capacities at Proctor and Gamble, The Gillette Company, Duracell, The White Rain Company and Revlon. Mr. Raymond was general manager of Gillette’s North American operations and was an active member of Duracell’s global business team.

Robert G. Brown serves as the Chairman and a Director of SGRP (and former Chief Executive Officer and President) and has held such positions since July 8, 1999, the effective date of the merger of the SPAR Marketing Companies with PIA Merchandising Services, Inc. (the “Merger”). Mr. Brown served as the Chairman, President and Chief Executive Officer of the SPAR Marketing Companies (SPAR/Burgoyne Retail Services, Inc. (“SBRS”) since 1994, SPAR, Inc. (“SINC”) since 1979, SPAR Marketing, Inc. (“SMNEV”) since November 1993, and SPAR Marketing Force, Inc. (“SMF”) since 1996).

William H. Bartels serves as the Vice Chairman and a Director of SGRP and has held such positions since July 8, 1999 (the effective date of the Merger). Mr. Bartels served as the Vice Chairman, Secretary, Treasurer and Senior Vice President of the SPAR Marketing Companies (SBRS since 1994, SINC since 1979, SMNEV since November 1993 and SMF since 1996).

Jack W. Partridge serves as a Director of SGRP and has done so since January 29, 2001. He has served as the Chairman of the Compensation Committee of SGRP since May 9, 2003, and also is a member of the Audit Committee and Governance Committee. Mr. Partridge is President of Jack W. Partridge & Associates. He previously served as Vice Chairman of the Board of The Grand Union Company from 1998 to 2000. Mr. Partridge’s service with Grand Union followed a distinguished 23-year career with The Kroger Company, where he served as Group Vice President, Corporate Affairs, and as a member of the Senior Executive Committee, as well as various other executive positions. Mr. Partridge has been a leader in industry and community affairs for over three decades. He has served as Chairman of the Food Marketing Institute’s Government Relations Committee, the Food and Agriculture Policy Task Force, and as Chairman of the Board of The Ohio Retail Association. He currently serves as a member of the board of Checkpoint Systems, Inc.

Jerry B. Gilbert serves as a Director of SGRP and has done so since June 4, 2001. Mr. Gilbert is a member of the Audit Committee, Compensation Committee and Governance Committee. Mr. Gilbert served as Vice President of Customer Relations for Johnson & Johnson’s Consumer and Personal Care Group of Companies from 1989 to 1997. Mr. Gilbert joined Johnson & Johnson in 1958 and from 1958 to 1989 held various executive positions. Mr. Gilbert also served on the Advisory Boards of the Food Marketing Institute, the National Association of Chain Drug Stores and the General Merchandise Distributors Council (GMDC) where he was elected the first President of the GMDC Educational Foundation. He was honored with lifetime achievement awards from GMDC, Chain Drug Review, Drug Store News and the Food Marketing Institute. He is the recipient of the prestigious National Association of Chain Drug Stores (NACDS) Begley Award, as well as the National Wholesale Druggists Association (NWDA) Tim Barry Award. In June 1997, Mr. Gilbert received an Honorary Doctor of Letters Degree from Long Island University.

Lorrence T. Kellar serves as a Director and the Chairman of the Audit Committee of SGRP and has done so since April 2, 2003. Mr. Kellar also is a member of the Compensation Committee and Governance Committee. Mr. Kellar had a 31-year career with The Kroger Co., where he served in various financial capacities, including Group Vice President for real estate and finance, and earlier, as Corporate Treasurer. He was responsible for all of Kroger’s real estate activities, as well as facility engineering, which coordinated all store openings and remodels. Mr. Kellar subsequently served as Vice President, real estate, for Kmart. He currently is with Continental Properties Company, Inc. Mr. Kellar also serves on the boards of Frisch’s Restaurants and Multi-Color Corporation and is a trustee of the Acadia Realty Trust. He also is a major patron of the arts and has served as Chairman of the Board of the Cincinnati Ballet.

C. Manly Molpus serves as a Director of SGRP and has done so since August 9, 2006. Mr. Molpus is a member of the Audit Committee, Compensation Committee and Governance Committee. Mr. Molpus recently retired as president, chief executive officer and a director of the Grocery Manufacturers Association, based in Washington, D.C. Mr. Molpus serves on the board of directors of Cordon Bleu-Tomasso, a Montreal-based food processor, the Advisory Board of Levick Strategic Communications Company and the Congressional Hunger Center. In 2002, he was appointed to the U.S. Department of State Advisory Committee on International Economic Policy. He formerly served on the USDA/USTR Agriculture Policy Advisory Committee for Trade. Previously, Mr. Molpus served as president and chief executive officer of the American Meat Institute and was vice president of corporate affairs for The Kroger Co., the nation’s largest supermarket company.

EXECUTIVE OFFICERS OF THE CORPORATION

Set forth in the table below are the names, ages and current offices held by all executive officers of SGRP. For biographical information regarding Gary S. Raymond, Robert G. Brown and William H. Bartels, see The Board of Directors of the Corporation, above.

Name	Age	Position with SPAR Group, Inc.
Gary S. Raymond	50	Chief Executive Officer, President and Director
Robert G. Brown	66	Chairman and Director
William H. Bartels	65	Vice Chairman and Director
James R. Segreto	60	Chief Financial Officer, Secretary and Treasurer
Kori G. Belzer	43	Chief Operating Officer
Patricia Franco	48	Chief Information Officer and President of the SPAR International Merchandising Services Division

James R. Segreto serves as Chief Financial Officer, Secretary and Treasurer of SGRP and has done so since December 14, 2007. Prior to his current position Mr. Segreto served as Vice President and Controller of SGRP since July 8, 1999, the effective date of the Merger. Mr. Segreto served as Chief Financial Officer for Supermarket Communications Systems, Inc. from 1992 to 1997 and LM Capital, LLP from 1990 to 1992. Prior to 1992, he served as Controller of Dorman Roth Foods, Inc.

Kori G. Belzer serves as the Chief Operating Officer of SGRP and has done so since January 1, 2004. Ms. Belzer also serves as Chief Operating Officer of SPAR Management Services, Inc. (“SMSI”), and SPAR Marketing Services, Inc. (“SMS”), each an affiliate of SGRP (see Transactions with Related Persons, Promoters and Certain Control Persons, below), and has done so since 2000. The Audit Committee determined that Ms. Belzer also served during 2003 as the de facto chief operating officer of SGRP through her position as Chief Operating Officer of SMSI and SMS. From 1997 to 2000, Ms. Belzer served as Vice President Operations of SMS and as Regional Director of SMS from 1995 to 1997. Prior to 1995, she served as Client Services Manager for SPAR/Servco, Inc.

Patricia Franco serves as the Chief Information Officer of SGRP and President of the SPAR International Merchandising Services Division and has done so since January 1, 2004. Ms. Franco also serves as Senior Vice President of SPAR Infotech, Inc. (“SIT”), an affiliate of SGRP (see Transactions with Related Persons, Promoters and Certain Control Persons, below), and has done so since January 1, 2003. The Audit Committee determined that Ms. Franco also served during 2003 as the de facto chief information officer of SGRP as well as, the de facto President of the SPAR International Merchandising Services Division, through her position as Senior Vice President of SIT. Prior to 2003, Ms. Franco served in various management capacities with SIT, SMS and their affiliates.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of SGRP’s common and preferred stock as of April 6, 2009 by: (i) each person (or group of affiliated persons) who is known by SGRP to own beneficially more than 5% of SGRP’s common stock; (ii) each of SGRP’s directors; (iii) each of the Named Executive Officers in the Summary Compensation Table; and (iv) SGRP’s directors and such Named Executive Officers as a group. Except as indicated in the footnotes to this table, the persons named in the table, based on information provided by such persons, have sole voting and sole investment power with respect to all shares of common and preferred stock shown as beneficially owned by them, subject to community property laws where applicable.

Title of Class	Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	See Note #	Percentage(15)
Common Shares	Robert G. Brown (1)	9,465,849	(2)(14)	48.1%
Common Shares	William H. Bartels (1)	5,578,194	(3)(14)	28.3%
Common Shares	Gary S. Raymond (1)	82,500	(4)	*
Common Shares	Jack W. Partridge (1)	139,019	(5)	*
Common Shares	Jerry B. Gilbert (1)	142,360	(6)	*
Common Shares	Lorrence T. Kellar (1)	132,387	(7)	*
Common Shares	C. Manly Molpus (1)	31,100	(8)	*
Common Shares	James R. Segreto (1)	76,081	(9)	*
Common Shares	Kori G. Belzer (1)	234,917	(10)	1.2
Common Shares	Patricia Franco (1)	285,538	(11)	1.4
Common Shares	Richard J. Riordan 300 South Grand Avenue, Suite 2900 Los Angeles, California 90071	1,209,922	(12)	6.3
Common Shares	Heartland Advisors, Inc. 790 North Milwaukee Street Milwaukee, Wisconsin 53202	1,228,000	(13)	6.4
Common Shares	Executive Officers and Directors	16,152,637	-	78.1

Series A Preferred	Robert G. Brown	338,801	(16)	61.1
Series A Preferred	William H. Bartels	215,601	(17)	38.9
Series A Preferred	Executive Officers and Directors	554,402	-	100.0

*	Less than 1%
(1)	The address of such owners is c/o SPAR Group, Inc. 560 White Plains Road, Suite 210, Tarrytown, New York 10591.
(2)

Mr. Brown’s beneficial ownership includes (a) 1,800,000 shares held by a grantor trust for the benefit of certain family members of Robert G. Brown over which Robert G. Brown, James R. Brown, Sr. and William H. Bartels are trustees (James R. Brown, Sr., and William H. Bartels each disclaim beneficial ownership of those trust shares), (b) 211,558 shares held by Jean Brown in her 401(k) and Roth IRA accounts, and (c) 338,801 shares of Series A Preferred Stock, convertible at any time into the same number of Common Shares at the holder’s option, held through certain retirement plans of Mr. Brown.

(3)

Mr. Bartels’ beneficial ownership excludes 1,800,000 shares held by a grantor trust for the benefit of certain family members of Robert G. Brown over which Robert G. Brown, James R. Brown, Sr. and William H. Bartels are trustees, beneficial ownership of these trust shares are disclaimed by Mr. Bartels. Mr. Bartels’ beneficial ownership includes 215,601 of Series A Preferred Stock convertible at any time into the same number of Common Shares at the holder’s option, held through certain retirement plans of Mr. Bartels.

(4)	Mr. Raymond’s beneficial ownership includes 62,500 shares issuable upon exercise of options.
(5)	Mr. Partridge’s beneficial ownership includes 128,051 shares issuable upon exercise of options.
(6)	Mr. Gilbert’s beneficial ownership includes 129,275 shares issuable upon exercise of options.
(7)	Mr. Kellar’s beneficial ownership includes 126,239 shares issuable upon exercise of options.
(8)	Mr. Molpus’ beneficial ownership includes 30,000 shares issuable upon exercise of options.

(9)	Mr. Segreto’s beneficial ownership includes 52,000 shares issuable upon exercise of options.
(10)	Ms. Belzer’s beneficial ownership includes 223,390 shares issuable upon exercise of options.
(11)	Ms. Franco’s beneficial ownership includes 229,750 shares issuable upon exercise of options.
(12)	Share ownership was confirmed with SGRP’s stock transfer agent.
(13)

All information regarding share ownership is taken from and furnished in reliance upon the Schedule 13G (Amendment No. 15), filed by Heartland Advisors, Inc. with the Securities and Exchange Commission on February 11, 2009.

(14)

Messrs. Brown’s and Bartels’ percentage ownership includes 54,564 and 34,722 of preferred stock issued on March 31, 2008, as well as an additional 284,237 and 180,879 of preferred stock issued on September 24, 2008, to certain retirement plans of Messrs. Brown’s and Bartels’, respectively.

(15)	Percentage ownership is based on total quantity of common, preferred and eligible options granted as of April 6, 2009.
(16)	The Series A Preferred Stock is held through certain retirement plans of Mr. Brown.
(17)	The Series A Preferred Stock is held through certain retirement plans of Mr. Bartels.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act (“Section 16(a)”) requires SGRP’s directors and certain of its officers and persons who own more than 10% of SGRP’s Common Stock (collectively, “Insiders”), to file reports of ownership and changes in their ownership of SGRP’s Common Stock with the Commission. Insiders are required by Commission regulations to furnish SGRP with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it for the year ended December 31, 2008, or written representations from certain reporting persons for such year, SGRP believes that its Insiders complied with all applicable Section 16(a) filing requirements for such year, with the exception that Robert G. Brown untimely filed 4 reports on Form 4 respecting 5 transactions, William H. Bartels untimely filed 1 report on Form 4 respecting 1 transaction, Lorrence T. Kellar untimely filed 1 report on Form 4 respecting 1 transaction, Jerry B. Gilbert untimely filed 1 report on Form 4 respecting 1 transaction, Jack W. Partridge untimely filed 1 report on Form 4 respecting 1 transaction, C. Manly Molpus untimely filed 1 report on Form 4 respecting 1 transaction, James R. Segreto untimely filed 1 report on Form 4 respecting 1 transaction, Kori G. Belzer untimely filed 1 report on Form 4 respecting 1 transaction, Patricia Franco untimely filed 1 report on Form 4 respecting 1 transaction, and Gary S. Raymond untimely filed 2 reports on Form 4 respecting 2 transactions. All such transactions were related to the issuance of certain options or purchases of convertible Series A Preferred Stock rather than actual purchases or sales of the Corporation’s common stock. All such Section 16(a) filing requirements have since been completed by each of the aforementioned individuals.

Transactions with Related Persons, Promoters and Certain Control Persons

The Corporation’s policy respecting approval of transactions with related persons, promoters and control persons is contained in the SPAR Group Code of Ethical Conduct for its Directors, Senior Executives and Employees Dated (as of) May 1, 2004 (the “Ethics Code”). Article V of the Ethics Code generally prohibits each “Covered Person” (including SGRP’s officers and directors) from engaging in any business activity that conflicts with his or her duties to the Company, and directs each “Covered Person” to avoid any activity or interest that is inconsistent with the best interests of the SPAR Group, in each case except for any “Approved Activity” (as such terms are defined in the Ethics Code). Examples of violations include (among other things) having any ownership interest in, acting as a director or officer of or otherwise personally benefiting from business with any customer or vendor of the Company other than pursuant to any Approved Activity. Approved Activities include (among other things) anything disclosed to and approved by the Board, the Governance Committee or the Audit Committee, as the case may be, as well as the ownership, board and executive positions held by certain executive officers in SMS, SMSI and SIT (as defined and described below). The Company’s senior management is generally responsible for monitoring compliance with the Ethics Code and establishing and maintaining compliance systems, including conflicting relationships and transactions, subject to the review and oversight of the Governance Committee as provided in clause IV.11 of the Charter of the Governance Committee of the Board of Directors of SPAR Group, Inc. Dated (as of) May 18, 2004. However, the Amended and Restated Charter of the Audit Committee of the Board of Directors of SPAR Group, Inc. Dated (as of) May 18, 2004, provides in clause I.2(l) that one of the Audit Committee’s primary (and specific) duties and responsibilities is to review and approve the overall fairness of all material related-party transactions. The Audit Committee periodically reviews and has approved all of the related party relationships and transactions described below.

Mr. Robert G. Brown, a Director, the Chairman and a major stockholder of SGRP (see- “Security Ownership Of Certain Beneficial Owners and Management”, page 8), and Mr. William H. Bartels, a Director and the Vice Chairman of  the Company and a major stockholder of SGRP (see- “Security Ownership Of Certain Beneficial Owners and Management”, page 8), are executive officers and the sole stockholders and directors of SPAR Marketing Services, Inc. (“SMS”), SPAR Management Services, Inc. (“SMSI”), and SPAR Infotech, Inc. (“SIT”).

SMS and SMSI provided approximately 99% of the Company’s domestic merchandising specialists field force and approximately 91% of the Company’s domestic field management at a total cost of approximately $17.5 million and $18.0 million for 2008 and 2007, respectively. Pursuant to the terms of the Amended and Restated Field Service Agreement dated as of January 1, 2004, as amended (the “Field Services Agreement”), SMS provides merchandising services to the Company through the use of approximately 5,000 of its field force of merchandising specialists. Pursuant to the terms of the Amended and Restated Field Management Agreement dated as of January 1, 2004, SMSI provides 50 full-time national, regional and district managers to the Company. For those services, the Company has agreed to reimburse SMS and SMSI for all of their costs of providing those services and to pay SMS and SMSI each a premium equal to 4% of their respective costs (the “Plus Compensation”). SMS and the Company amended the Field Services Agreement effective as of September 24, 2008, pursuant to which SMS agreed to partially reduce the 2008 Plus Compensation by $500,000 through September 30, 2008 ($100,000 at March 31, 2008, and $400,000 at September 30, 2008), all in order to (among other things) facilitate operation of SMF’s business. In return, the First Amendment amended the Field Agreement to provide that the Company will pay an early termination fee of $300,000 to SMS in the event the Company terminates or elects to not renew the Field Agreement prior to December 31, 2010. In December 2008, SMS agreed to reduce its Plus Compensation by an additional $400,000 in 2008. The total Plus Compensation (4% of the costs of SMS and SMSI) earned by SMS and SMSI for services rendered were zero (reflecting such Plus Compensation cost reductions) and $690,000 for 2008 and 2007, respectively. The Company has been advised that Messrs. Brown and Bartels are not paid any salaries as officers of SMS or SMSI so there were no salary reimbursements for them included in such costs or premium. However, since SMS and SMSI are “Subchapter S” corporations, Messrs. Brown and Bartels benefit from any income of such companies allocated to them.

SIT provided substantially all of the Internet computer programming services to the Company at a total cost of approximately $728,000 and $606,000 for 2008, and 2007, respectively. SIT provided approximately 25,000 and 18,000 hours of Internet computer programming services to the Company for 2008, and 2007, respectively. Pursuant to the Amended and Restated Programming and Support Agreement dated as of January 1, 2004, SIT continues to provide programming services to the Company for which the Company has agreed to pay SIT competitive hourly wage rates for time spent on Company matters and to reimburse the related out-of-pocket expenses of SIT and its personnel. The average hourly billing rate was $28.93 and $33.49 for 2008, and 2007, respectively. The Company has been advised that no hourly charges or business expenses for Messrs. Brown and Bartels were charged to the Company by SIT since 2005. However, since SIT is a “Subchapter S” corporation, Messrs. Brown and Bartels benefit from any income realized by SIT

In November 2004 and January 2005, the Company entered into separate operating lease agreements between SMS and the Company’s wholly-owned subsidiaries, SPAR Marketing Force, Inc. (“SMF”) and SPAR Canada Company (“SPAR Canada”). In May 2005, the Company and SMS amended the lease agreements reducing the total monthly payment.

Each lease, as amended, has a 36 month term and representations, covenants and defaults customary for the leasing industry. The SMF lease is for handheld computers to be used by field merchandisers in the performance of various merchandising and marketing services in the United States and has a monthly payment of $17,891. These handheld computers had an original purchase price of $632,200. The SPAR Canada lease is also for handheld computers to be used by field merchandisers in the performance of various merchandising and marketing services in Canada and has a monthly payment of $2,972. These handheld computers had an original purchase price of $105,000. The monthly payments, as amended, are based upon a lease factor of 2.83%. In March 2005, SMF entered into an additional 36 month lease with SMS for handheld computers. The lease factor is 2.83% and the monthly payment is $2,341. These handheld computers had an original purchase price of $82,727.

By March 31, 2008, all of the operating leases noted above had expired. Both SMF and SPAR Canada elected to notify SMS of their intention to continue to lease the equipment for an additional twelve month period. On September 24, 2008, SMS entered into a Bill of Sale and Lease Termination agreement with SMF and SPAR Canada, pursuant to which the parties terminated those leases and SMF purchased from SMS the equipment SMF leased under its existing equipment lease pursuant to its option thereunder and the equipment SPAR Canada leased under its existing equipment lease (with SPAR Canada’s consent), for a total purchase price of $500,000 (the fair market value of the hand held computer units so purchased). SGRP’s Audit Committee and Board of Directors each reviewed and approved this affiliated transaction, including (without limitation) the terms of the Bill of Sale and the affiliated relationship of the parties.

The following transactions occurred between the Company and the above affiliates (in thousands):

	Year Ended December 31,
	2008	2007
Services provided by affiliates:
Independent contractor services (SMS)	$13,760	$13,713

Field management services (SMSI)	$3,314	$4,238

Handheld computer leases (SMS)	$7	$256

Internet and software program consulting services (SIT)	$728	$606

In July 1999, SMF, SMS and SIT entered into a software ownership agreement providing that each party independently owned an undivided share of and had the right to unilaterally license and exploit their “Business Manager” Internet job scheduling software (which had been jointly developed by such parties), and all related improvements, revisions, developments and documentation from time to time made or procured by any of them. In addition, SPAR Trademarks, Inc. (“STM”), SMS and SIT entered into separate trademark licensing agreements whereby STM has granted non-exclusive royalty-free licenses to SIT and SMS (and through them to their commonly controlled subsidiaries and affiliates by sublicenses, including SMSI through SMS) for their continued use of the name “SPAR” and certain other trademarks and related rights transferred to STM, a wholly owned subsidiary of SGRP.

On March 31, 2008, SGRP, Mr. Brown, Mr. Bartels and SPAR Management Services, Inc. (“SMSI”), an affiliate of SGRP wholly-owned by Mr. Brown and Mr. Bartels (who are officers, directors and significant shareholders of SGRP), entered into a Subscription Agreement to issue and purchase 89,286 shares of Preferred Stock at $1.12 per share (the closing bid price of SGRP’s Common Stock for the most recent trading day available immediately preceding such agreement date) at a cost of $100,000, in return for (among other things) cash or the reduction of an equivalent debt owed by the Company to SMSI. That agreement listed Mr. Brown and Mr. Bartels as the purchasers of such Preferred Stock rather than listing SMSI as the record purchaser of such Preferred Stock and Mr. Brown and Mr. Bartels as prospective indirect (i.e., beneficial) owners. On September 30, 2008, SGRP, Mr. Brown, Mr. Bartels and SMSI entered into an Amended and Restated Series A Preferred Stock Subscription Agreement effective as of March 31, 2008 (the “Restated Subscription Agreement”), to more accurately reflect the parties intentions that SMSI would pay for and acquire record ownership of those shares. SGRP’s Audit Committee and Board of Directors each reviewed and approved this affiliated transaction, including (without limitation) the terms of the Restated Subscription Agreement and the affiliated relationship of the parties. The offer and sale of such Preferred Stock have not been registered under the Securities Act or other securities laws, as they were a non-public offer and sale made in reliance upon (among other things) Section 4 (2) of the Securities Act.

Effective September 24, 2008, SGRP and the pension plans of Mr. Brown and Mr. Bartels, SP/R Inc. Defined Benefit Pension Plan, acting through Robert G. Brown, its Trustee, WHB Services, Inc. Defined Benefit Trust, acting through William H. Bartels, its Trustee, and WHB Services, Inc. Investment Savings Trust, acting through William H. Bartels, its Trustee, entered into another agreement to issue and purchase an additional 465,116 shares of preferred stock at $0.86 per share (the closing bid price of SGRP’s Common Stock for the most recent trading day available preceding such agreement date). Mr. Brown’s pension plan acquired 284,237 preferred shares at cost of $244,444 and Mr. Bartels’ pension plans acquired 180,879 preferred shares at a cost of $155,556. SGRP’s Audit Committee and Board of Directors each reviewed and unanimously approved this transaction, including the terms of the Preferred Stock and the affiliated relationship of the parties. The offer and sale of such Preferred Stock have not been registered under the Securities Act or other securities laws, as they were a non-public offer and sale made in reliance upon (among other things) Section 4 (2) of the Securities Act.

Through arrangements with the Company, SMS, SMSI and SIT participate in various benefit plans, insurance policies and similar group purchases by the Company, for which the Company charges them their allocable shares of the costs of those group items and the actual costs of all items paid specifically for them. All transactions between the Company and the above affiliates are paid and/or collected by the Company in the normal course of business.

Messrs. Brown and Bartels also collectively own, through SMSI, a minority (less than 5%) equity interest in Affinity Insurance Ltd., which provides certain insurance to the Company.

In the event of any material dispute in the business relationships between the Company and SMS, SMSI, or SIT, it is possible that Messrs. Brown or Bartels may have one or more conflicts of interest with respect to these relationships and such dispute could have a material adverse effect on the Company.

CORPORATE GOVERNANCE

Board Meetings

The Board meets regularly to receive and discuss operating and financial reports presented by management of SGRP and its advisors. During the year ended December 31, 2008, the Board held four meetings in person and one meeting by written consent. Each incumbent Director is required to attend 75% of the board meetings. In 2008, each incumbent director attended all of the meetings of the Board of Directors.

Board Size

On April 20, 2009, the Board reduced the size of the Board from eight directors to seven directors. The eighth position had been vacant since the resignation and retirement of Mr. Robert O. Aders as a director on May 29, 2008. The Governance Committee of the Board did not actively seek a candidate to replace Mr. Aders and fill the eighth seat on the Board, and instead recommended that the Board reduce the Board size in connection with this year’s nominations of candidates for director. Accordingly, there are only seven nominees for election as Directors at the 2009 Annual Meeting. The Board can increase or decrease the size of the Board at any time, and any vacancy (including those caused by an increase in Board size) can be filled by the Board without an election.

Committees

From time to time the Board may establish permanent standing committees and temporary special committees to assist the Board in carrying out its responsibilities. Currently, SGRP has three committees; the Audit Committee, the Compensation Committee and the Governance Committee. An audit committee is required by the Nasdaq Stock Market, Inc., or National Association of Securities Dealers (collectively, “Nasdaq”), the Securities and Exchange Commission (the “SEC”), and applicable law. While SGRP is not similarly required to have either a compensation committee or governance committee, certain responsibilities assigned to these committees in their respective charters are required to be fulfilled by independent directors.

The standing committees of the Board are the Audit Committee of the Board (the “Audit Committee”), the Compensation Committee of the Board (the “Compensation Committee”), and the Governance Committee of the Board (the “Governance Committee”), as provided in SGRP’s Restated By-Laws (see — “Limitation of Liability and Indemnification Matters”, below).

Audit Committee

The Audit Committee of the Board assists the Board in fulfilling its oversight responsibilities respecting the accounting, auditing and financial reporting and disclosure principles, policies, practices and controls of SGRP and its direct and indirect subsidiaries (together with SGRP, collectively, the “Company”), the integrity of the Company’s financial statements, the audits of the financial statements of the Company and the Company’s compliance with legal and regulatory requirements and disclosure, and has done so since June of 2000. The specific functions and responsibilities of the Audit Committee are set forth in the written Amended and Restated Charter of the Audit Committee of the Board of Directors of SPAR Group, Inc., Dated (as of) May 18, 2004 (the “Audit Charter”), approved and recommended by the Audit Committee and Governance Committee and adopted by the Board on May 18, 2004. The Audit Committee also is given specific functions and responsibilities by and is subject to the rules and regulations of Nasdaq (“Nasdaq Rules”) and of the SEC (the “SEC Rules”), the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and other applicable law, which are reflected in the Audit Charter. A current copy of the Audit Charter is posted and available to stockholders and the public on the Company’s web site (www.SPARinc.com). The Audit Charter was amended and restated to reflect the recent evolution of the Audit Committee’s expanding responsibilities, the recent adoption of Sarbanes-Oxley, and recent changes in Nasdaq Rules, SEC Rules, securities laws and other applicable law pertaining to all audit committees. The Audit Committee reviews and reassesses the Audit Charter annually and recommends any needed changes to the Board for approval. The Audit Committee’s most recent review was in March of 2009, when it determined no changes were then needed in the Audit Charter.

The Audit Committee (among other things and as more fully provided in the Audit Charter):

(a)	Serves as an independent and objective party to monitor the Company’s financial reporting process and internal accounting and disclosure control system and their adequacy and effectiveness;
(b)

Is directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company (hereinafter referred to as the “Company’s Independent Accountants”);

(c)	Resolves disagreements between the Company’s senior management and the Company’s Independent Accountants regarding financial reporting;
(d)	Communicates directly with the Company’s Independent Accountants;
(e)	Reviews and appraises the audit efforts of the Company’s Independent Accountants, including the plans for and scope of the audit, the audit procedures to be utilized and results of the audit;
(f)	Provides an open avenue of communication among the Company’s Independent Accountants, the Company’s financial and senior management and the Board;
(g)

Reviews and approves, in advance, all non-audit services to be performed by the Company’s Independent Accountants, either individually or through policies and procedures for particular types of services to be performed within specified periods;

(h)	Reviews the performance, qualifications and independence of the Company’s Independent Accountants;
(i)	Reviews the financial reports and other financial information provided by SGRP to any governmental body or the public;
(j)	Encourages continuous improvement of, and fosters adherence to, the Company’s accounting, disclosure and similar control policies, procedures and practices at all levels; and
(k)	Reviews and approves the overall fairness of all material related-party transactions.

The Audit Committee currently consists of Messrs. Kellar (its Chairman), Gilbert, Molpus and Partridge, each of whom has been determined by the Governance Committee and the Board to meet the independence requirements for Audit Committee members under Nasdaq Rule 4200(a)(14). In connection with his re-nomination as a Director, the Governance Committee and the Board re-determined that Mr. Kellar was qualified to be the “Audit Committee financial expert” as required by applicable law and the SEC Rules.

During the year ended December 31, 2008, the Audit Committee met four times in person and nine times by telephone and took action through unanimous written consent. All incumbent members attended at least 75% of the meetings.

See “Report of the Audit Committee of the Board of Directors” below.

Compensation Committee

The Compensation Committee of the Board assists the Board in fulfilling its oversight responsibilities respecting the performance and compensation of the executives and the other compensation, equity incentive and related policies of the Company, through which the Company endeavors to attract, motivate and retain the executive talent needed to optimize stockholder value in a competitive environment while facilitating the business strategies and long-range plans of the Company. The specific functions and responsibilities of the Compensation Committee are set forth in the written Charter of the Compensation Committee of the Board of Directors of SPAR Group, Inc., Dated (as of) May 18, 2004 (the “Compensation Charter”), approved and recommended by the Compensation Committee and Governance Committee and adopted by the Board on May 18, 2004. The Compensation Committee also is given specific functions and responsibilities by and is subject to the Nasdaq Rules and SEC Rules, Sarbanes-Oxley and other applicable law. A current copy of the Compensation Charter is posted and available to stockholders and the public on the Company’s web site (www.SPARinc.com). The Compensation Charter was adopted to reflect the recent evolution of the Compensation Committee’s informal responsibilities, the recent adoption of Sarbanes-Oxley, and recent changes in Nasdaq Rules, SEC Rules, securities laws and other applicable law pertaining to compensation committees. The Compensation Committee reviews and reassesses the Compensation Charter annually and recommends any needed changes to the Board for approval. The Compensation Committee’s most recent review was in March of 2009, when it determined no changes were then needed in the Compensation Charter.

The Compensation Committee (among other things and as more fully provided in the Compensation Charter):
(a)

Oversees the existing and proposed compensation plans, policies and practices of the Company, and reviews and recommends to the Board any necessary or desirable changes or additions to any such plan, policy or practice, all in order to (i) attract and retain quality directors, executives and employees, (ii) provide total compensation competitive with similar companies, (iii) reward and reinforce the attainment of the Company’s performance objectives, and (iv) align the interests of SGRP’s directors and the Company’s executives and employees with those of SGRP’s stockholders (the “Company’s Compensation Objectives”);

(b)	Reviews the Company’s existing and proposed Compensation Objectives from time to time and recommends to the Board any necessary or desirable changes or additions to such objectives;
(c)	Reviews the performance of and establishes the compensation for the Company’s senior executives; and
(d)

Oversees the Company’s stock option, stock purchase and other benefit plans and severance policies, and reviews and recommends to the Board any necessary or desirable changes or additions to any such plan, policy or practice.

The Compensation Committee currently consists of Messrs. Partridge (its Chairman), Gilbert, Kellar and Molpus, all of whom are non-employees of the Company and have been determined by the Governance Committee and the Board to be independent directors in accordance with Nasdaq Rule 4200(a)(14).

During the year ended December 31, 2008, the Compensation Committee met four times in person and took action through unanimous written consent. All incumbent members attended at least 75% of the meetings.

Governance Committee

The Governance Committee of the Board assists the Board in fulfilling its oversight responsibilities respecting the nomination of directors and committee members for the Board and the corporate governance policies and practices of the Company. The specific functions and responsibilities of the Governance Committee are set forth in the written Charter of the Governance Committee of the Board of Directors of SPAR Group, Inc., Dated (as of) May 18, 2004 (the “Governance Charter”), approved and recommended by the Governance Committee and adopted by the Board on May 18, 2004. The Governance Committee also is given specific functions and responsibilities by and is subject to the Nasdaq Rules, SEC Rules, Sarbanes-Oxley and other applicable law, which are reflected in the Governance Charter. A current copy of the Governance Charter is posted and available to stockholders and the public on the Company’s web site (www.SPARinc.com). The Governance Charter was adopted to reflect the recent evolution of the Governance Committee’s informal responsibilities, the recent adoption of Sarbanes-Oxley, and recent changes in Nasdaq Rules, SEC Rules, securities laws and other applicable law pertaining to governance committees. The Governance Committee reviews and reassesses the Governance Charter, Nomination Policy and Ethics Code (as such terms are defined below) annually and recommends any needed changes to the Board for approval. The Governance Committee’s most recent review was in March of 2009, when it determined no changes were then needed in the Governance Charter, Nomination Policy and Ethics Code.

The Governance Committee (among other things and as more fully provided in the Governance Charter):

(a)

Oversees the identification, vetting and nomination of candidates for directors of SGRP and the selection of committee members, reviews their qualifications (including outside director independence) and recommends any proposed nominees to the Board;

(b)	Oversees SGRP’s organizational documents and policies and practices on corporate governance and recommends any proposed changes to the Board for approval; and
(c)

Oversees the Company’s codes of ethics and other internal policies and guidelines and monitors the Company’s enforcement of them and incorporation of them into the Company’s culture and business practices.

The Governance Committee currently consists of Messrs. Molpus (its Chairman), Gilbert, Kellar, and Partridge, all of whom are non-employees of the Company and have been determined by the Governance Committee and the Board to be independent directors in accordance with Nasdaq Rule 4200(a)(14).

During the year ended December 31, 2008, the Governance Committee met four times in person and took action through unanimous written consent. All incumbent members attended at least 75% of the meetings.

Director Nominations

The Governance Committee oversees the identification, vetting and nomination of candidates for directors and the selection of committee members, the review of their qualifications (including outside director independence), and recommends any proposed nominees to the Board in accordance with the Governance Charter and with the SPAR Group, Inc. Statement of Policy Regarding Director Qualifications and Nominations dated as of May 18, 2004 (the “Nomination Policy”), as approved and recommended by the Governance Committee and adopted by the Board on May 18, 2004. A current copy of this policy is posted and available to stockholders and the public on the Company’s web site (www.SPARinc.com).

The Nomination Policy requires that a majority of the directors of the Board and all members of its Audit Committee, Compensation Committee and Governance Committee satisfy the independence requirements applicable to Audit Committee members under the applicable Nasdaq Rules. Each of the Audit Charter, Compensation Charter and Governance Charter also contain the same requirements that all of their respective members satisfy such independence requirements.

The Nomination Policy identifies numerous characteristics believed important by the Board for any nominee for director and provides that each nominee for director should possess as many of them as practicable. These desirable characteristics include (among other things) the highest professional and personal ethics and integrity, sufficient time and attention to devote to Board and Committee duties and responsibilities, strong relevant business and industry knowledge and contacts, and business and financial sophistication, common sense and wisdom, and the ability to make informed judgments on a wide range of issues, the ability and willingness to exercise and express independent judgments, and the apparent ability and willingness to meet or exceed the Board’s performance expectations.

Performance expectations for each director have also been established by the Board in the Nomination Policy, including (among other things) the director’s regular preparation for, attendance at and participation in all meetings (including appropriate questioning), support and advice to management in his areas of expertise, maintenance of focus on the Board’s agenda, understanding the business, finances, plans and strategies of Company, professional and collegial interaction, acting in the best interests of the Company and the stockholders, compliance with the Company’s applicable ethics codes.

The Governance Committee generally will consider recommending the re-nomination of incumbent directors in accordance with the Nomination Policy, provided that they continue to satisfy the applicable personal characteristic criteria and performance expectations. The Nomination Policy reflects the Board’s belief that qualified incumbent directors are generally uniquely positioned to provide stockholders the benefit of continuity of leadership and seasoned judgment gained through experience as a director of SGRP, and that the value of these benefits may outweigh many other factors. However, the Governance Committee is not required to recommend to the Board the nomination of any eligible incumbent director for re-election.

In considering the potential director nominee slate (including incumbent directors) to recommend to the Board, the Nomination Policy directs the Governance Committee to take into account: (i) the benefits of incumbency, as noted above; (ii) any perceived needs of Board, any Committee or the Company at the time for business contacts, skills or experience or other particular desirable personal characteristics; (iii) the collegiality of Board members; (iv) the need for independent directors or financial experts under that Policy or applicable law for the Board or its Committees; (v) any other requirements of applicable law; and (vi) the desirability of ethnic, racial, gender and geographic diversity. The Governance Committee will consider proposed nominees from any source, including those properly submitted by stockholders (see — “STOCKHOLDER COMMUNICATIONS — Submission of Stockholder Proposals and Director Nominations”, below).

Each potential nominee for director is required to complete and submit an officers’ and directors’ questionnaire as part of the process for making director nominations and preparation of SGRP’s annual report and proxy statement. With new nominees, the process also may include interviews and background checks.

The seven nominees for director were reviewed, approved and recommended by the Governance Committee, were nominated by the Board and are all incumbents. Based on their respective officers’ and directors’ questionnaires, the Governance Committee and Board each determined that Mr. Jack W. Partridge, Mr. Jerry B. Gilbert, Mr. Lorrence T. Kellar, and Mr. C. Manly Molpus are independent directors under Nasdaq Rules, as required by the Nominations Policy and the committee charters, and Mr. Lorrence T. Kellar is an “audit committee financial expert” under SEC Rules, as required by such rules and the Audit Charter.

Ethics Codes

SGRP has adopted codes of ethical conduct applicable to all of its directors, officers and employees, as approved and recommended by the Audit Committee and Governance Committee and adopted by the Board, in accordance with Nasdaq Rules. These codes of conduct (collectively, the “Ethics Code”) consist of: (1) the SPAR Group Code of Ethical Conduct for its Directors, Senior Executives and Employees Dated (as of) May 1, 2004; and (2) the SPAR Group Statement of Policy Regarding Personal Securities Transaction in SGRP Stock and Non-Public Information Dated, Amended and Restated as of May 1, 2004, which amends, restates and completely replaces its existing similar statement of policy. Both Committees were involved because general authority over the Ethics Codes shifted from the Audit Committee to the Governance Committee with the adoption of the committee charters on May 18, 2004. However, the Audit Committee retained the express duty to review and approve the overall fairness of all material related-party transactions. Copies of these codes and policies are posted and available on the Company’s web site (www.SPARinc.com).

Limitation of Liability and Indemnification Matters

SGRP’s Certificate of Incorporation limits the liability of all directors to the maximum extent such liability can be limited under Delaware law. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

SGRP’s Restated By-Laws provide that SGRP shall indemnify each of its directors and senior executives and may indemnify the other officers, employees and other agents of the Company to the fullest extent permitted by law. SGRP’s Restated By-Laws also permit it to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Restated By-Laws would permit indemnification. These indemnification provisions were first approved and recommended by the Governance Committee and adopted by the Board in November of 2003, in order to conform to the current practices of most public companies and to attract and maintain quality candidates for the Board and the Company’s management, and were later incorporated into the Amended and Restated By-Laws of SPAR Group, Inc., Dated as of May 18, 2004, approved and recommended by the Governance Committee and adopted by the Board on May 18, 2004, as amended by the Board through November 8, 2007 (the “Restated By-Laws”). A current copy of the Restated By-Laws is posted and available to stockholders and the public on the Company’s web site (www.SPARinc.com). The Company maintains director and officer liability insurance.

At present, there is no pending litigation or proceeding involving any director, officer, employee or agent of the Company in which indemnification will be required or permitted. The Company is not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

EXECUTIVE OFFICERS, COMPENSATION, DIRECTORS AND OTHER INFORMATION

Stock Options and Purchase Plans

The Corporation believes that it is desirable to align the interests of its directors, executives, employees and consultants with those of its stockholders through their ownership of stock issued by the Corporation. Although the Company does not require its directors, executives, employees or consultants to own its stock, the Corporation believes that it can help achieve this objective by providing long term equity incentives through the issuance to its directors, executives, employees or consultants of options to purchase the Corporation’s common stock and other stock-based awards pursuant to the 2008 Plan (as defined below) and facilitating the purchase of its common stock at a modest discount by all of its executives, employees and consultants who elect to participate in its ESP Plan (as defined below). In particular, the Corporation believes that the award of such stock options to such directors, executives, employees and consultants encourages growth in their stock ownership in the Corporation, which in turn leads to the expansion of their stake in the long-term performance and success of the Company.

SGRP currently has five stock option plans: the 2008 Stock Compensation Plan (“2008 Plan”), the 2000 Stock Option Plan (“2000 Plan”), the Special Purpose Stock Option Plan (“Special Purpose Plan”), the Amended and Restated 1995 Stock Option Plan (“1995 Plan”) and the Directors Plan.

On May 29, 2008, SGRP’s stockholders approved and adopted the 2008 Plan as the successor to the 2000 Plan, the 1995 Plan and the Director’s Plan with respect to all new options and other awards issued. The 2008 Plan provides for the granting of either incentive or nonqualified stock options, restricted stock, restricted stock units, stock appreciation rights and other stock-based awards (“Awards”) to specified employees, consultants, and directors of the Company, although to date SGRP has not issued any permissible form of award other than stock options. Pursuant to the 2008 Plan, no more than 5,600,000 shares of SGRP’s common stock in the aggregate (“Maximum Covered Shares”) may be covered by options or other awards issued from time to time under the 2008 Plan on or after May 29, 2008 (“New Awards”), or to the extent still outstanding on May 29, 2008, issued at any time under the 2000 Plan or 1995 Plan (“Continuing Awards”). Shares covered by New Awards or Continuing Awards that expire, lapse, terminate, are forfeited, become void or otherwise cease to exist (other than as a result of exercise) are added back to the Maximum Covered Shares and become available for new grants, while those shares covered by exercised New Awards or Continuing Awards are not added back and accordingly effectively reduce the Maximum Covered Shares under the 2008 Plan. The options have a maximum term of ten years, except in the case of incentive stock options granted to greater than 10% stockholders (whose terms are limited to a maximum of five years), and SGRP has generally issued options having maximum terms.

During 2008, options to purchase 334,100 shares of SGRP common stock were granted and no options were exercised or cancelled under any of the New Awards or Continuing Awards. At December 31, 2008, 334,100 shares of SGRP common stock were covered by New Awards then outstanding, 1,911,349 shares of SGRP common stock were covered by Continuing Awards then outstanding, and 3,354,551 shares of SGRP common stock remain available under the 2008 Plan for granting options and other stock based Awards.

On December 4, 2000, SGRP adopted the 2000 Plan as the successor to the 1995 Plan and the Director’s Plan with respect to all new options issued. The 2000 Plan provides for the granting of either incentive or nonqualified stock options to specified employees, consultants, and directors of the Company for the purchase of up to 3,600,000 (less those options still outstanding under the 1995 Plan or exercised after December 4, 2000 under the 1995 Plan). The options generally had a term of ten years, except that incentive stock options granted to greater than 10% stockholders generally had five year terms. The exercise price of nonqualified stock options must be equal to at least 85% of the fair market value of SGRP’s common stock at the date of grant (although typically the options are issued at 100% of the fair market value), and the exercise price of incentive stock options must be equal to at least the fair market value of SGRP’s common stock at the date of grant. During 2008 options to purchase 52,688 shares of common stock were exercised and options to purchase 327,191 shares of common stock were cancelled under this plan. The 2000 Plan was superseded by the 2008 Plan with respect to all new options issued on or after May 29, 2008.

Stock options are included in the annual incentive plans, as described above. Stock options also may be issued from time to time by the Corporation in its discretion. At each of its regular quarterly meetings, the Compensation Committee receives, discusses and approves (as and to the extent modified by them) management’s recommendations respecting the discretionary issuance of stock options to executives and employees of the Company pursuant to the 2008 Plan. Mr. Raymond as Chief Executive Officer makes those recommendations respecting Mr. Segreto, Ms. Belzer and Ms. Franco, as well as for any new officer, and each of those executives in turn are allocated options for their departments and make recommendations respecting those under their supervision (subject to review and approval by Mr. Raymond). In recommending to the Compensation Committee the actual number of options to be granted to each individual, Mr. Raymond, Mr. Segreto, Ms. Belzer or Ms. Franco, as the case may be, makes anassessment of the individual’s contribution to the Company’s overall performance, the individual’s successful completion of a special project, and any significant increase or decrease in the participant’s abilities, responsibilities and performance of his or her duties. The Compensation Committee reviews managements’ recommendations at its meeting and determines whether to approve the proposed stock option grants.

The stock options issued under the 2000 Plan are typically “nonqualified” (as a tax matter), have a ten year term and vest during the first four years following issuance at the rate of 25% on each anniversary date of their issuance. Recent changes in accounting principles now require the Company to record an expense on the vesting of each such “nonqualified” stock option.

In 2001, SGRP adopted its 2001 Employee Stock Purchase Plan (the “ESP Plan”), which replaced its earlier existing plan, and its 2001 Consultant Stock Purchase Plan (the “CSP Plan”). These plans were each effective as of June 1, 2001. The ESP Plan allows employees of the Company, and the CSP Plan allows employees of the affiliates of the Company (see Transactions with Related Persons, Promoters and Certain Control Persons, above), to purchase SGRP’s Common Stock from SGRP without having to pay any brokerage commissions. On August 8, 2002, SGRP’s Board approved a 15% discount for employee purchases of Common Stock under the ESP Plan and recommended that its affiliates pay 15% of the value of the stock purchased as a cash bonus for affiliate consultant purchases of Common Stock under the CSP Plan.

Prior Stock Option Plans

On July 8, 1999, in connection with the merger, SGRP established the Special Purpose Plan of PIA Merchandising Services, Inc. to provide for the issuance of substitute options to the holders of outstanding options granted by SPAR Acquisition, Inc. There were options to purchase 134,114 shares granted at $0.01 per share under this plan. Since July 8, 1999, SGRP has not granted any new options under this plan. During 2008, 1,000 options to purchase shares of the Company’s common stock were exercised under this plan. At December 31, 2008, there are no options to purchase shares of SGRP’s common stock remain outstanding under this plan.

The 1995 Plan provided for the granting of either incentive or nonqualified stock options to specific employees, consultants, and directors of the Company for the purchase of up to 3,500,000 shares of SGRP’s common stock. The options had a term of ten years from the date of issuance, except in the case of incentive stock options granted to greater than 10% stockholders for which the term was five years. The exercise price of nonqualified stock options must have been equal to at least 85% of the fair market value of the Company’s common stock at the date of grant. During 2008, 2,375 options to purchase shares of SGRP’s common stock were cancelled. At December 31, 2008, options to purchase 11,000 shares of the Company’s common stock remain outstanding under this plan. The 1995 Plan was superseded by the 2008 Plan and the 2000 Plan with respect to all new options issued.

The Director’s Plan was a stock option plan for non-employee directors and provided for the purchase of up to 120,000 shares of SGRP’s common stock. Since 2000, SGRP has not granted any new options under this plan. During 2008, no options to purchase shares of SGRP’s common stock were exercised under this plan. At December 31, 2008, there are no options to purchase shares of SGRP’s common stock that remain outstanding under this plan. The Director’s Plan has been replaced by the 2008 Plan and the 2000 Plan with respect to all new options issued.

Potential Severance Payments upon a Change-In-Control and Termination

In order to retain and motivate certain highly qualified executives in the event of a “Change-in-Control”, the Corporation has entered into a separate Amended and Restated Change in Control Severance Agreement in substantially the same form (each a “CICSA”) in December 2008 with each of William H. Bartels, its Vice Chairman, Gary S. Raymond, its President and Chief Executive Officer, James Segreto, its Chief Financial Officer, Secretary and Treasurer, Kori G. Belzer, its Chief Operating Officer and Patricia Franco, its Chief Information Officer and President of the SPAR International Merchandising Services Division, which amended and restated prior agreements from July 2007 in the case of Mr. Raymond and March 2007 in the case of the other executives. Each CICSA provides that the applicable executive will receive a lump sum severance payment if both (1) a “Change in Control” occurs (which includes certain changes in ownership as well as the hiring of a new Chairman or Chief Executive Officer who was not an executive on the date of the CICSA), and (2) within the “Protected Period” the executive either resigns for “Good Reason” (such as an adverse change in duties or compensation) or is terminated other than in a “Termination For Cause” (as such terms are defined in the applicable CICSA). The Protected Period is equal to the greater of 36 months from the date of the CICSA or 24 months from the then most recent Change in Control. The payment is equal to the sum of (i) the employee’s monthly salary times the number of remaining months in the Protected Period following such resignation or termination, plus (ii) the maximum bonus if any that would have been paid to such employee for any bonus plan then in effect (not to exceed 25% of the employee’s annual salary). Mr. Brown is not a party to a CICSA. The CICSAs were amended and restated in December 2008 to comply with Section 409A of the Code.

Certain Tax Issues - Internal Revenue Code Section 162(m)

Under Section 162(m) of the Internal Revenue Code (the “Code”), the amount of compensation paid to certain executives that is deductible with respect to the Company’s corporate taxes is limited to $1,000,000 annually. It is the current policy of the Compensation Committee to maximize, to the extent reasonably possible, the Company’s ability to obtain a corporate tax deduction for compensation paid to executive officers of the Company to the extent consistent with the best interests of SGRP and its stockholders.

Executive Compensation, Equity Awards and Options

Executive Compensation

The following table sets forth all compensation for services rendered to the Company in all capacities for the years ended December 31, 2008 and 2007 (except for amounts paid to or by SMS, SMSI and SIT, see Transactions with Related Persons, Promoters and Certain Control Persons, above) by (i) the Corporation’s Chief Executive Officer during the year ended December 31, 2008, (ii) each of the other two most highly compensated executive officers of the Company and its affiliates who were serving as executive officers of the Corporation or performing equivalent functions for the Corporation through a subsidiary or affiliate, at December 31, 2008, and (iii) certain other highly compensated executive officers of the Company who were serving as executive officers of the Corporation at December 31, 2008, and have been voluntarily included herein by the Corporation (collectively, the “Named Executive Officers”). The Company does not have any Non-Equity Incentive Compensation Plans other than as part of its individual Incentive Bonus Plans, any stock awards, any pension plans or any non-qualified deferred compensation plans, and accordingly those columns have been omitted.

Summary Compensation Table

Name and Principal Positions (a)	Year (b)		Salary ($) (c)		Bonus ($) (d)	Option Awards ($)(3) (f)	All Other Compensation ($) (4) (g)	Total ($) (h)
Gary S. Raymond (1)	2008		200,000		—	30,971	8,607	239,578
Chief Executive Officer, President, and Director	2007		95,833		—	13,447	2,481	111,761

Robert G. Brown (1)	2008		34,270	(5)	—	—	10,872	45,142
Chairman of the Board and Director	2007		37,150	(5)	—	—	10,562	47,712

William H. Bartels	2008		31,529	(5)	—	—	8,143	39,672
Vice Chairman and Director	2007		37,150	(5)	—	—	10,729	47,879

James R. Segreto	2008		150,000		14,341	12,928	10,873	188,142
Chief Financial Officer, Treasurer and Secretary	2007	(2)	122,411		—	8,824	9,396	140,631

Kori G. Belzer	2008		170,000		—	39,811	11,034	220,845
Chief Operating Officer	2007		170,000		25,000	38,970	7,561	241,531

Patricia Franco	2008		153,919		—	45,569	10,366	209,854
Chief Information Officer and the President of the SPAR International Merchandising Services Division	2007		152,670		20,000	45,152	10,456	228,278

_________________

(1)	Robert G. Brown served as Chief Executive Officer and President until July 9, 2007. On that date Gary S. Raymond became Chief Executive Officer, President and a Director.
(2)	Mr. Segreto was Controller of the Company during 2007.
(3)

These are not amounts actually paid to or received by the named executives. These are option related “compensation expenses” recognized by the Corporation under generally accepted accounting principles computed in accordance with SFAS No. 123(R). See Note 2 (Summary of Significant Accounting Policies Stock Based Compensation) to the Company’s Financial Statements included in the 2008 Annual Report.

(4)	Other compensation represents amounts paid for car allowances, 401(k) matching contributions, and medical, life and long term disability insurance premiums.
(5)	Does not include amounts paid to SMS, SMSI, SIT and Affinity Insurance Ltd. (see – Transactions with Related Persons, Promoters and Certain Control Persons, above)

All Other Compensation

The Corporation also provides a 401(k) plan, healthcare plan and certain other benefits to all of the Company’s employees (including its executives). The Company does not provide any perquisites or other benefits to its Named Executive Officers other than as described above. The only retirement plan the Company maintains in the United States is its 401(k) Profit Sharing Plan, which is available to all of its employees. Pursuant to that plan, the Company provides discretionary matching contributions for all eligible employees of the Company equal to a uniform percentage of their contribution.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth unexercised options, unvested stock and equity incentive plan awards for each Named Executive Officer outstanding as of December 31, 2008. The Corporation did not make any stock awards in 2008 and does not have any equity incentive plans for the award of any stock, and accordingly those columns are omitted.

	Option Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Not Exercisable (#)	Option Exercise Price ($)	Option Expiration Date
Gary Raymond	05/31/07	25,000	75,000(3)	$0.91	05/30/17
	11/08/07	12,500	37,500(3)	$0.76	11/07/17
	11/06/08	-	50,000(4)	$0.85	11/07/18

James Segreto	08/02/01	19,000	-	$1.30	08/01/11
	05/19/04	4,500	-	$1.25	05/19/14
	04/14/05	6,000	2,000(1)	$1.26	04/14/15
	11/09/05	7,500	2,500(1)	$1.10	11/09/15
	03/01/06	4,500	4,500(2)	$1.04	03/01/16
	11/08/07	2,500	7,500(3)	$0.76	11/08/17
	12/14/07	3,750	11,250(3)	$0.87	12/14/17
	11/06/08	-	20,000(4)	$0.85	11/06/18

Kori Belzer	08/03/00	2,000	-	$1.22	08/02/10
	12/04/00	10,000	-	$0.63	12/03/10
	04/06/01	2,000	-	$0.88	04/05/11
	05/09/01	2,000	-	$1.10	05/08/11
	08/02/01	70,000	-	$1.30	08/01/11
	02/14/02	10,000	-	$1.78	02/13/12
	08/08/02	10,000	-	$2.25	08/07/12
	04/14/05	57,105	19,035(1)	$1.26	04/13/15
	05/12/05	15,000	5,000(1)	$1.75	05/11/15
	11/09/05	11,250	3,750(1)	$1.10	11/08/15
	11/08/06	10,000	10,000(2)	$0.95	11/07/16
	11/06/08	-	25,000(4)	$0.85	11/06/18

Patricia Franco	08/03/00	2,000	-	$1.22	08/02/10
	12/04/00	10,000	-	$0.63	12/03/10
	04/06/01	2,000	-	$0.88	04/05/11
	05/09/01	2,000	-	$1.10	05/08/11
	08/02/01	75,000	-	$1.30	08/01/11
	04/14/05	73,125	24,375(1)	$1.26	04/13/15
	05/12/05	18,750	6,250(1)	$1.75	05/11/15
	11/09/05	11,250	3,750(1)	$1.10	11/08/15
	11/08/06	5,000	5,000(2)	$0.95	11/07/16
	11/06/08	-	10,000(4)	$0.85	11/06/18

(1)	Of this total, all will vest in 2009.
(2)	Of this total, one half will vest in each of 2009 and 2010.
(3)	Of this total, one third will vest in each of 2009, 2010 and 2011.

(4)	Of this total, one fourth will vest in each of 2009, 2010, 2011 and 2012.

Option Exercises and Stock Vested

No other Named Executive Officers exercised options in 2008, and the Company did not make any stock awards.

Pension Benefits

The Company does not currently have a pension plan available to its executives or other employees, and accordingly this table has been omitted.

Non-Qualified Deferred Compensation

The Company does not currently have any non-qualified deferred compensation available to its executives or other employees, and accordingly this table has been omitted.

Compensation of Directors

The following table sets forth all compensation costs of the Corporation for services rendered to it by its directors (other than any Named Executive Officer), and certain other amounts that may have been received by or allocated to them, for the year ended December 31, 2008. The Corporation does not give stock awards and does not have pension plans or non-qualified deferred compensation plans, so those columns have been omitted.

Name	Year	Fees Earned or Paid in Cash ($)	Stock Option Awards (expense) ($) (1)	All Other Compensation ($)	Total ($)	Option Grant Date	Grant Date Fair Value of Stock Option Awards ($) (2)

Jack W. Partridge	2008	30,000	6,232	–	36,232	5/29/2008	9,147
Jerry B. Gilbert	2008	30,000	8,676	–	38,676	5/29/2008	9,147
Lorrence T. Kellar	2008	35,000	8,676	–	43,676	5/29/2008	9,147
C. Manly Molpus	2008	30,000	8,676	–	38,676	5/29/2008	9,147
Mr. Robert O. Aders	2008(3)	15,000	8,676	–	23,676	5/29/2008	9,147

(1)

These are not amounts actually paid to or received by the named directors. These are option related “compensation expenses” recognized by the Corporation under generally accepted accounting principles, computed in accordance with SFAS No. 123(R). See Note 2 (Summary of Significant Accounting Policies Stock Based Compensation) to the Company’s Financial Statements included in the 2008 Annual Report.

(2)

These are not amounts actually paid to or received by the named directors and are not the “compensation expenses” recognized by the Corporation under generally accepted accounting principles. These amounts are the full fair value on the grant date of the options awarded as computed in accordance with SFAS No. 123(R) without regard to vesting or service period, and accordingly are likely to be different than the option expense amounts reported in this table. See Note 2 (Summary of Significant Accounting Policies Stock Based Compensation) to the Company’s Financial Statements included in the 2008 Annual Report.

(3)

Mr. Robert O. Aders resigned and retired as a director after the directors, committee and annual stockholders meetings on May 29, 2008, and accordingly received compensation for only two of the four regularly scheduled meetings for 2008.

Discussion of Directors’ Compensation

The Compensation Committee administers the compensation plan for its outside Directors as well as the compensation for its executives. Each member of SGRP’s Board who is not otherwise an employee or officer of SGRP or any subsidiary or affiliate of SGRP (each, an “Eligible Director”) is eligible to receive the compensation contemplated under the Directors Compensation Plan (as defined below).

The Compensation Committee administers the compensation of directors pursuant to SGRP’s Director Compensation Plan for its outside Directors, as approved and amended by the Board (the “Directors Compensation Plan”), as well as the compensation for SGRP’s executives.

In November 2005, the Compensation Committee approved and recommended and the Board adopted a change in the Directors Compensation Plan to provide for the payment of Director compensation all in cash. Each member of SGRP’s Board who is not otherwise an employee or officer of SGRP or any subsidiary or affiliate of SGRP (each a “Non-Employee Director”) is eligible to receive director’s fees of $30,000 per annum (plus an additional $5,000 per annum for the Audit Committee Chairman), payable quarterly. In February 2009, the Compensation Committee approved and recommended and the Board adopted a temporary change in the Directors Compensation Plan to provide for a 10% reduction in Director compensation for 2009.

In addition, upon acceptance of the directorship, each Non-Employee Director receives options to purchase 10,000 shares of SGRP’s common stock, options to purchase 10,000 additional shares of SGRP’s common stock after one year of service and options to purchase 10,000 additional shares of SGRP’s common stock for each additional year of service thereafter granted by the Corporation at the regularly scheduled board meeting which coincides with the Annual Meeting. All options above have an exercise price equal to 100% of the fair market value of SGRP’s common stock at the date of grant.

All of those options to Non-Employee Directors have been granted under the 2008 Plan, under which each member of the Board is eligible to participate. Non-Employee Directors will be reimbursed for all reasonable expenses incurred during the course of their duties. There is no additional compensation for committee participation, phone meetings, or other Board activities.

COMPENSATION PLANS

Equity Compensation Plans

The following table contains a summary of the number of shares of Common Stock of SGRP to be issued upon the exercise of options, warrants and rights outstanding at December 31, 2008, the weighted-average exercise price of those outstanding options, warrants and rights, and the number of additional shares of Common Stock remaining available for future issuance under the plans as at December 31, 2008.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance of options, warrants and rights (#)

Equity compensation plans approved by security holders	2,245,499	$1.21	337,164

Equity compensation plans
not approved by security holders	–	–	–

Total	2,245,499	$1.21	337,164

Audit and Compensation Committee Interlocks and Insider Participation

No member of the Board’s Audit Committee, Compensation Committee or Governance Committee was at any time during the year ended December 31, 2008, or at any other time an officer or employee of the Company. No executive officer of the Company or Board member serves as a member of the board of directors, audit, compensation or governance committee of any other entity that has one or more executive officers serving as a member of SGRP’s Board, Audit Committee, Compensation Committee or Governance Committee, except for the positions of Messrs. Brown and Bartels as directors and officers of the Company (including each of its subsidiaries) and as directors and officers of each of its affiliates, including SMS, SMSI and SIT (see — Transactions with Related Persons, Promoters and Certain Control Persons, above).

REPORT OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

The following is the Audit Committee’s report submitted to the Board.

Report

Management is responsible for the Company’s internal controls and the financial reporting process (as more fully described below). Rehmann Robson, P.C. (“Rehmann”), the principal independent auditing firm for the Company, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee has reviewed and discussed with management of the Company and Rehmann the audited consolidated financial statements of the Company as of December 31, 2008, for each of the two years in the period ended December 31, 2008 (the “Audited Financial Statements”), as included in the Company’s Annual Report on Form 10-K for that period as filed with the Securities and Exchange Commission on April 15, 2009.

In addition, the Audit Committee has discussed with Rehmann the matters required by Codification of Statements on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee received and reviewed the written disclosures and the letter from Rehmann required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T. The Audit Committee has discussed Rehmann’s independence from the Company with Rehmann. The Audit Committee also discussed with management of the Company and the auditing firm such other matters and received such assurances from them, as the Audit Committee deemed appropriate.

Based on the foregoing review and discussions and a review of the report of Rehmann with respect to the Audited Financial Statements, and relying thereon, the Audit Committee has recommended to the Company’s Board of Directors that the Audited Financial Statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

AUDIT COMMITTEE (for the period ended December 31, 2008)
Lorrence T. Kellar, its Chairman, and Jerry B. Gilbert, C. Manly Molpus and Jack W. Partridge

MANAGEMENT’S REPORT ON FINANCIAL STATEMENTS

The management of the Company is responsible for the integrity and objectivity of the consolidated financial statements and other related financial information of the Company as of December 31, 2008, for each of the two years in the period ended December 31, 2008 (the “Audited Financial Statements”), as included in the Company’s Annual Report on Form 10-K for that period as filed with the Securities and Exchange Commission on April 15, 2009. These financial statements were prepared in accordance with U.S. generally accepted accounting principles, as appropriate under the circumstances and consistently applied. Some of the amounts included in the financial statements are necessarily based on management’s best estimates and judgment.

Controls and Procedures

The Company’s Chief Executive Officer and Chief Financial Officer evaluated the effectiveness of the Company’s disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) as of the end of the period covering this report. Based on this evaluation, the Chief Executive Officer and Chief Financial Officer concluded that the Company’s disclosure controls and procedures are effective to provide reasonable assurance that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified by the Securities and Exchange Commission’s rules and forms.

Changes in Internal Controls

There were no significant changes in the Company’s internal controls or in other factors that could significantly affect these controls during the year covered by this report or from the end of the reporting period to the date of this Proxy Statement.

The Company has established a plan, documented and tested its domestic internal controls over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002 and has developed a plan to document and test its internal controls as they pertain to its material international subsidiaries.

Company’s Financial Statements

The Audit Committee of the Board is responsible for reviewing and monitoring the Company’s financial statements and practices to ascertain that they are appropriate in the circumstances. The Audit Committee currently consists of four independent directors. It meets at least four times a year with representatives of financial management and the independent accountants, both together and separately, to review and discuss audit and financial reporting matters. The independent accountants have direct access to the Audit Committee to review the results of their audit. In addition, at the regular meetings of the Board of Directors, management and the Board discuss, among other things, financial and related matters, as appropriate. See Audit Committee Report on page 24, above.

The Company’s consolidated financial statements have been audited by Rehmann Robson, P.C., independent accountants, as stated in their report. The Company’s principal independent accountants are appointed annually by the Audit Committee and confirmed by the Board. Their audit of the Company’s consolidated financial statements was made in accordance with generally accepted auditing standards, and such audit included a study and evaluation of the Company’s system of internal accounting controls they considered necessary to determine the nature, timing, and extent of the auditing procedures required for expressing an opinion on the Company’s financial statements.

Gary S. Raymond Chief Executive Officer and President	James R. Segreto Chief Financial Officer, Secretary and Treasurer

OTHER BUSINESS

SGRP is not aware of any other business to be presented at the 2009 Annual Meeting. All shares represented by SGRP proxies will be voted in favor of the proposals of SGRP described herein unless otherwise indicated on the form of proxy. If any other matters properly come before the meeting, SGRP proxy holders will vote thereon according to their best judgment.

STOCKHOLDER COMMUNICATIONS

Communications with SGRP and the Directors

Generally, a stockholder who has a question or concern regarding the business or affairs of SGRP should contact the Chief Financial Officer of SGRP. However, if a stockholder would like to address any such question directly to the Board, to a particular Committee, or to any individual director(s), the stockholder may do so by sending his or her question(s) in writing addressed to such group or person(s), c/o SPAR Group, Inc., 560 White Plains Road, Suite 210, Tarrytown, New York, 10591, and marked “Stockholder Communication”.

SGRP has a policy of generally responding in writing to each bona fide, non-frivolous, written communication from an individual stockholder. This policy is reflected in the SPAR Group, Inc. Statement of Policy Respecting Stockholder Communications with Directors dated as of May 18, 2004, approved and recommended by the Governance Committee and adopted by the Board on May 18, 2004. A current copy of this policy is posted and available to stockholders and the public on the Company’s web site (www.SPARinc.com).

In addition, questions may be asked of any director at SGRP’s annual stockholders’ meeting. SGRP schedules its annual stockholders’ meeting on the same day as a regularly scheduled quarterly Board meeting, so all directors generally attend. All of SGRP’s directors attended its 2008 annual stockholders’ meeting. The Corporation believes its directors should attend all possible meetings of the Board and its committees and stockholders, but has not specified any required minimum attendance.

Submission of Stockholder Proposals and Director Nominations

For any business, nominee or proposal to be properly brought before an Annual Meeting by a stockholder (acting in his or her capacity as stockholder), the By-Laws require that such stockholder must give timely written notice thereof by physical delivery to the Secretary of SGRP. Any stockholder who wishes to present any business, nominee or proposal for action at the 2010 annual meeting of stockholders of SGRP must notify SGRP by no later than December 10, 2009. Such stockholder’s notice shall be in the form and contain the substance required under the Restated By-Laws and the rules and regulations promulgated by the Securities and Exchange Commission. Accordingly, notices of stockholder proposals and nominations submitted after December 10, 2009, or that do not conform to the requirements of the Restated By-Laws or Rule 14a-18 of the Securities Exchange Act of 1934 (relating to proposals to be presented at the meeting but not included in SGRP’s proxy statement and form of proxy) will be considered untimely or incomplete, respectively, and thus such matters will not be brought before the 2010 Annual Meeting of stockholders.

The Restated By-Laws provide that a stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the Annual Meeting (i) a brief description of the business, nominee or proposal desired to be brought before the Annual Meeting and the reasons for considering the same at the Annual Meeting, (ii) the name and address, as they appear on SGRP’s books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal, (iii) the class and number of shares of SGRP’s stock which are beneficially owned by the stockholder on the date of such stockholder notice and by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder notice, and (iv) any financial interest of such stockholder (or any affiliate or family member of such stockholder), whether current or at any time within the past three years, in such business, nominee or proposal. In addition, if the notice is a nomination of a candidate for director, the stockholder’s notice also must contain (A) the proposed nominee’s name and qualifications, including five year employment history with employer names and a description of the employer’s business, whether such individual can read and understand basic financial statements, and board memberships (if any), (B) the reason for such recommendation, (C) the number of shares of stock of SGRP that are beneficially owned by such nominee, (D) a description of any business or other relationship, whether current or at any time within the past three years, between such nominee (or any affiliate or family member of such nominee) and either the Company, any of its directors or officers, its auditor, or any of its customers or vendors, and (E) a description of any financial or other relationship, whether current or at any time within the past three years, between the stockholder (or any affiliate or family member of such stockholder) and such nominee (or any affiliate or family member of such nominee).

If it is determined by the Governance Committee or the presiding officer of the Annual Meeting that a stockholder proposal was not made in accordance with the terms of the Restated By-Laws or the applicable SEC Rules or is not under the circumstances required to be considered thereunder, such proposal will not be acted upon at the Annual Meeting.

ANNUAL REPORTS

A COPY OF SGRP’S ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 2008, IS BEING MAILED TO EACH STOCKHOLDER OF RECORD TOGETHER WITH THIS PROXY STATEMENT. THE ANNUAL REPORT INCLUDES A CONFORMED COPY OF SGRP’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2008.

THE ANNUAL REPORT (INCLUDING FORM 10-K) IS NOT PART OF SGRP’S SOLICITING MATERIAL.

PROXIES AND SOLICITATION

The proxy accompanying this Proxy Statement is solicited on behalf of the SGRP’s Board of Directors. Proxies for the 2009 Annual Meeting are being solicited by mail directly and through brokerage and banking institutions. The Company will pay all expenses in connection with the solicitation of proxies. In addition to the use of mails, proxies may be solicited by Directors, officers and regular employees of the Company (who will not be specifically compensated for such services) personally or by telephone. The Company will reimburse banks, brokers, custodians, nominees and fiduciaries for any reasonable expenses in forwarding proxy materials to beneficial owners.

All stockholders are urged to complete, sign and promptly return the enclosed proxy card.

By Order of the Board of Directors
James R. Segreto
Tarrytown, New York April 30, 2009	Secretary, Treasurer and Chief Financial Officer